EXHIBIT 10.1

TERMINATION OF AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This TERMINATION OF AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of September 30, 2022 (this “Agreement”), is entered into by and among by and among the following Parties: Flexible Solutions International Inc., an Alberta, Canada corporation (“FSI”), FSI Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of FSI (“Merger Sub I”), FSI Merger Sub II, Inc., a Delaware corporation and a wholly-owned subsidiary of FSI (“Merger Sub II”, and together with Merger Sub I, the “Merger Subs”), and Lygos, Inc., a Delaware corporation (the “Company”). Capitalized and other terms used but not defined in this Agreement shall have the respective meanings given to them in the Merger Agreement (as defined below).

RECITALS

A. On April 17, 2022, FSI, Merger Subs, and the Company executed an Agreement and Plan of Merger and Reorganization (as amended by a letter agreement dated July 24, 2022, the “Merger Agreement”).

B. FSI, Merger Subs, and the Company desire to terminate the Merger Agreement, to abandon the transactions contemplated thereby, and to be bound by the other provisions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Termination of Merger Agreement. Effective immediately, the Merger Agreement shall be terminated and none of the provisions of the Merger Agreement shall be of any further force or effect as of such time, including provisions of the Merger Agreement which by their terms would otherwise have survived the termination of the Merger Agreement. The Parties hereby acknowledge and agree that the Merger Agreement is terminated pursuant to Section 9.1(a) of the Merger Agreement.

2. Termination of Other Transaction Documents. The Parties acknowledge and agree that the FSI Support Agreement and the Company Stockholder Support Agreements shall be automatically terminated without further action on the part of the parties thereto and that such agreements shall not be of any further force or effect.

3. Mutual Release; Covenant Not to Sue.

(a) Each Party, for and on behalf of itself and its Related Parties (as defined below), does hereby unequivocally release and discharge, and hold harmless, each other Party and any of their respective former, current or future officers, directors, agents, advisors, representatives, managers, members, partners, shareholders, employees, subsidiaries, financing sources, affiliates (including, without limitation, controlling persons), officers, directors, members, managers and employees of affiliates (including without limitation, Contributing Stockholders), principals, and any heirs, executors, administrators, successors or assigns of any said person or entity (the “Related Parties”), from any and all past, present, direct, indirect, and derivative liabilities, actions, causes of action, cases, claims, suits, debts, dues, sums of money, attorney’s fees, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, injuries, harms, damages, judgments, remedies, extents, executions, demands, liens and damages of every kind and nature, in law, equity or otherwise, asserted or that could have been asserted, under federal or state statute, or common law, known or unknown, suspected or unsuspected, foreseen or unforeseen, anticipated or unanticipated, whether or not concealed or hidden, from the beginning of time until the date of execution of this Agreement (collectively, “Actions”), that in any way arises from or out of, are based upon, or are in connection with or relate to (i) the Merger Agreement, the FSI Support Agreement, the Company Stockholder Support Agreements and the other agreements and documents contemplated hereby or thereby (collectively, the “Transaction Documents”), (ii) any breach, non-performance, action or failure to act under the Transaction Documents and (iii) the proposed Merger, including the events leading to the abandonment of the Merger and the termination of the Merger Agreement or any other Transaction Documents (collectively, the “Released Claims”); provided, however, that no Party shall be released from any breach, non-performance, action or failure to act under this Agreement or any commercial agreement or contract between or among any of them or their Affiliates other than the Transaction Documents or this Agreement.

(b) It is understood and agreed that, except as provided in the proviso to Section 3(a), Section 3(a) is a full and final release covering all known as well as unknown or unanticipated debts, claims or damages of the Parties and their Related Parties relating to or arising out of the Transaction Documents. Therefore, each of the Parties expressly waives any rights it may have under any statute or common law principle under which a general release does not extend to claims which such Party does not know or suspect to exist in its favor at the time of executing the release, which if known by such Party must have affected such Party’s settlement with the other. In connection with such waiver and relinquishment, the Parties acknowledge that they or their attorneys or agents may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the Released Claims, but that it is their intention hereby fully, finally and forever to settle and release all of the Released Claims. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete mutual releases with regard to the Released Claims notwithstanding the discovery or existence of any such additional or different claim or fact. In addition, the Parties and their Related Parties expressly waive and release any and all rights and benefits under Section 1542 of the California Civil Code (or any analogous law), which reads as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

(c) Except as provided in the proviso to Section 3(a), each Party, on behalf of itself and its Related Parties, hereby covenants to each other Party and their respective Related Parties not to, with respect to any Released Claim, directly or indirectly encourage or solicit or voluntarily assist or participate in any way in the filing, reporting or prosecution by such Party or its Related Parties or any third party of a suit, arbitration, mediation, or claim (including a third party or derivative claim) against any other Party and/or its Related Parties relating to any Released Claim. The covenants contained in this Section 3 shall survive this Agreement indefinitely regardless of any statute of limitations.

4. Disclosure. FSI agrees to file with the Securities and Exchange Commission, as promptly as practicable no later than October 3, 2022 (and in any event prior to 11:00 a.m. New York City time) (a) a Current Report on Form 8-K in the form attached to this Agreement as Exhibit A hereto and (b) a Request for Withdrawal of Registration Statement on Form S-4 in the form attached to this Agreement as Exhibit B hereto.

5. Non-Disparagement. Except as required by applicable Laws or any Order, each Party agrees that such Party shall not, directly or indirectly (through such Party’s Related Parties or otherwise), make, publish or cause to be made or published any statement or remark concerning the subject matter of the Transaction Documents, the participation or involvement of the Parties in the transactions contemplated by the Transaction Documents or the reasons for or any of the events or circumstances surrounding the termination of the transactions contemplated by the Merger Agreement that could reasonably be understood as disparaging the business or conduct of the other Parties or their respective Related Parties or as intended to harm the business or reputation of the other Parties or their respective Related Parties.

6. Confidentiality. Subject to Section 4, the Parties agree that, for a period of three (3) years after the date hereof, such Parties shall not, at any time disclose or permit the disclosure by it or its affiliates of, any information (written or oral and regardless of when furnished to or received by such Party) relating to the Transaction Documents, or the participation or involvement of the Parties in the transactions contemplated by the Transaction Documents (the “Relevant Information”); provided, however, that the restriction contained in this Section 6 shall not apply to (a) any information in the public domain other than by reason of unauthorized disclosure by the party hereto agreeing to maintain such information in confidence, (b) any information that was received on a non-confidential basis from any third-party source, provided that such source is not known to the disclosing Party to be subject to a contractual, legal, fiduciary or other obligation of confidentiality with respect to such information or (c) any information that has been independently acquired or developed by the applicable Party without use of or reference to any confidential information. Notwithstanding the foregoing, each Party may disclose Relevant Information (i) if authorized to do so by the other Parties, which authorization shall not be unreasonably withheld, conditioned or delayed; (ii) if authorized or required to do so pursuant to applicable Law, Order, by a Governmental Authority or by the rules of any stock exchange or other self-regulatory organization; and (iii) to its Representatives who needed or need to know such Relevant Information in connection with the involvement of the disclosing Party in the transactions contemplated by the Transaction Documents; provided that the disclosing Party shall be responsible for any actions taken by its Representatives that would be deemed a breach of this Agreement if the disclosing Party had taken such actions.

7. Representations of the Parties. Each Party, on behalf of itself and its Related Parties, represents and warrants to the other Parties as follows:

(a) This Agreement has been duly and validly executed and delivered by such Party and (assuming due authorization, execution and delivery by the other Parties), constitutes the legal, valid and binding obligations of such Party, enforceable against such Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar Laws relating to creditors’ rights and general principles of equity.

(b) The execution and delivery of this Agreement by such Party does not, and the performance of this Agreement by such Party, will not, (i) conflict with, or result in any violation or breach of, any provision of the charter, bylaws or other organizational documents of such Party; (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any Encumbrance on such Party’s assets under, any of the terms, conditions or provisions of any agreement, instrument or obligation to which such Party is a party or by which it or any of its properties or assets may be bound; or (iii) conflict with or violate any Law or Order applicable to such Party or any of its properties or assets.

8. Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered by hand, by registered mail, by courier or express delivery service or by email address or as set forth in Section 10.9 of the Merger Agreement (or to such other email address as such Party shall have specified in a written notice given to the other parties hereto as required by such Section 10.9).

9. Waiver; Other Remedies; Specific Performance. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity.

10. Amendment. This Agreement may be amended with the approval of the respective Boards of Directors of the Company and FSI at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Company and FSI.

11. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

12. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court. The Parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any such action or proceeding arising out of or relating to this Agreement brought by any Party hereto, and (b) agree not to commence any action or proceeding relating thereto except in the courts described above in Delaware, other than action or proceeding in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (x) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (y) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (z) that (i) the action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

13. WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

14. No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party hereto without the prior written consent of the other Parties hereto and any attempt to do so shall be void, except for assignments and transfers by operation of any laws. Subject to the preceding sentence and Section 15 hereof, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and assigns.

15. Third Party Beneficiaries. Each Party acknowledges and agrees that each Party’s Related Parties are express third party beneficiaries of the releases of such Related Parties and covenants not to sue such Related Parties contained in Section 3 of this Agreement and are entitled to enforce rights under such section to the same extent that such Related Parties could enforce such rights if they were a party to this Agreement. Except as provided in the preceding sentence, there are no third party beneficiaries to this Agreement.

16. Other Agreements; Counterparts. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with its terms. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all Parties by facsimile or electronic transmission via “.pdf” shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

17. Allocation of Expenses. In accordance with Section 9.3 of the Merger Agreement, each Party shall pay its own expenses incurred in connection with the Merger Agreement, this Agreement and the transactions contemplated by the Merger Agreement, including all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Party hereto or any of its Affiliates, incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of the Merger Agreement, this Agreement or any related agreement and all other matters related to the consummation of the transactions contemplated by the Merger Agreement, this Agreement or any related agreement.

18. General Provisions; Headings. The provisions of Section 10 of the Merger Agreement, to the extent not already set forth in this Agreement, are incorporated herein by reference and form a part of this Agreement as if set forth herein, mutatis mutandis. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

FLEXIBLE SOLUTIONS INTERNATIONAL INC.

By:	/s/ Daniel B. O’Brien
Name:	Daniel B. O’Brien
Title:	Chief Executive Officer

FSI MERGER SUB i, INC.

By:	/s/ Daniel B. O’Brien
Name:	Daniel B. O’Brien
Title:	Chief Executive Officer

FSI MERGER SUB ii, INC.

By:	/s/ Daniel B. O’Brien
Name:	Daniel B. O’Brien
Title:	Chief Executive Officer

LYGOS, INC.

By:	/s/ Eric Steen
Name:	Eric Steen
Title:	Chief Executive Officer

EXHIBIT A

[FSI Current Report on Form 8-K]

EXHIBIT B

[Form of Request for Withdrawal of Registration Statement on Form S-4]